Exhibit 10.14

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.,

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P.,

MISSIONPOINT HA PARALLEL FUND III, LLC

AND

MISSIONPOINT HA PARALLEL FUND, L.P.

CONTRIBUTION AGREEMENT

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THIS CONTRIBUTION AGREEMENT (this “Agreement”) is dated as of April [•], 2013, by and among HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., a Maryland corporation (the “Parent”), HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P., a Delaware limited liability partnership (the “Operating Partnership”), MISSIONPOINT HA PARALLEL FUND III, LLC, a Delaware limited liability company (“Fund III”), and MISSIONPOINT HA PARALLEL FUND, L.P., a Delaware limited liability partnership (the “Splitter Partnership”).

W I T N E S S E T H:

WHEREAS, prior to the execution and delivery of this Agreement, Fund III owned a certain number of Series A Participating Preferred Units and/or Class A Common Units (collectively, the “LLC Equity Interests”) of Hannon Armstrong Capital LLC, a Maryland limited liability company (“Hannon LLC”), indirectly through its limited partner interest in the Splitter Partnership;

WHEREAS, prior to the Closing Date (as defined herein), the Splitter Partnership shall distribute the LLC Equity Interests to Fund III;

WHEREAS, Fund III desires to contribute, and the Operating Partnership desires to acquire, the LLC Equity Interests, free and clear of all Liens, in exchange for [•] operating partnership units in the Operating Partnership (the “OP Units”) (such contribution, the “Contribution”);

WHEREAS, the manager of Fund III has (a) determined that it is in the best interests of Fund III, and declared it advisable, to enter into this Agreement; and (b) approved the Contribution and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Contribution;

WHEREAS, following the closing of the Contribution, Upstream Merger Sub (as defined herein) intends to adopt and approve an amended and restated limited liability company agreement of Hannon LLC substantially in the form set forth on Exhibit B of this Agreement to replace the Existing LLC Agreement (as defined herein).

WHEREAS, the board of directors of the Parent has, on the terms and subject to the conditions set forth in this Agreement, approved this Agreement, the Contribution and the consummation of the transactions contemplated hereby;

WHEREAS, the Parent, in its capacity as the general partner of the Operating Partnership, has, on the terms and subject to the conditions set forth in this Agreement, approved the Contribution and the consummation of the transactions contemplated hereby;

WHEREAS, each of the parties hereto has been advised by the other parties and acknowledges that such other parties would not be entering into this Agreement without the representations, warranties and covenants which are being made and agreed to herein by each party hereto and that such parties are entering into this Agreement in reliance on such representations, warranties and other covenants; and

NOW, THEREFORE, in consideration for the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The following terms as used in this Agreement shall have the meanings attributed to them as set forth below unless the context clearly requires another meaning. Other capitalized terms used herein shall, unless the context otherwise requires, have the meanings assigned to such terms herein.

“Accredited Investor” means, for purposes of this Agreement, a Person who qualifies as an “accredited investor” under Rule 501(a) of Regulation D of the Securities Act and who affirmatively certifies as such on Exhibit A to this Agreement as to the basis for such certification.

“Affiliate” means, with respect to any Person, any other Person that (a) directly, or indirectly through one or more intermediaries, owns, Controls, is Controlled by or is under common Control with a specified Person or (b) is a family member of a specified Person; provided, however, that neither the Parent nor the Operating Partnership shall be deemed to be an Affiliate of Fund III or any of its subsidiaries or other Affiliates.

“Agreement” has the meaning set forth in the preamble.

“Attorney-in-Fact” has the meaning set forth in Section 7.05(a).

“Authority” means a governmental body or agency having jurisdiction over such Person.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the State of Maryland are authorized or required by law to close.

“Closing” and “Closing Date” have the meanings set forth in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as in effect from time to time.

“Common Stock” has the meaning set forth in the recitals.

“Contribution” has the meaning set forth in the recitals.

“Control” (including the terms “Controlled by” and “under common Control with”) means, with respect to a Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Existing Agreements” has the meaning set forth in Section 4.01(e).

“Existing LLC Agreement” means Hannon LLC’s Third Amended and Restated Operating Agreement, dated as of April 26, 2010, as amended.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of May 31, 2007, as amended, by and among Hannon LLC and the other parties thereto.

“Fund III” has the meaning set forth in the preamble.

“Fund III Material Adverse Effect” means any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of Fund III and its subsidiaries taken together.

“Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hannon LLC” has the meaning set forth in the recitals.

“Indemnified Parties” means the Parent, the Operating Partnership and each of their subsidiaries, equity holders, affiliates, directors, officers, employees, successors and assigns.

“Indemnifying Party” means Fund III.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of May 31, 2007, by and among Hannon LLC, the Splitter Partnership, Jeffrey W. Eckel and the other investors party thereto, as amended.

“Laws” means laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest or any preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), and any obligations under capital leases having substantially the same economic effect as any of the foregoing.

“LLC Equity Interests” has the meaning set forth in the recitals.

“Loss” or “Losses” means any and all direct claims, losses, damages, costs, liabilities, fines, penalties, deficiencies, diminution of value, causes of action and expenses, including, without limitation, attorney’s fees and disbursements, and exclusive of all contingent or consequential items.

“OP Material Adverse Effect” means any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of the Operating Partnership and its subsidiaries taken together.

“OP Units” has the meaning set forth in the recitals.

“Operating Partnership” has the meaning set forth in the preamble.

“Organizational Documents” means (i) the charter, articles of organization, certificate of formation or certificate of limited partnership for such Person, (ii) the bylaws, operating agreement, limited liability company agreement, or limited partnership agreement for such Person and (iii) any certificate of qualification or foreign entity registration for such Person (together with all supplements, amendments, modifications, consents and waivers related to any of the foregoing).

“Parent” has the meaning set forth in the preamble.

“Parent Material Adverse Effect” means any material adverse change in any of the assets, business, condition (financial or otherwise), results of operation or prospects of the Parent and its subsidiaries taken together.

“Person” means an individual, partnership, corporation (including a business trust, statutory trust or real estate investment trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Power of Attorney” has the meaning set forth in Section 7.05(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement, effective as of the Closing Date, by and among the Parent and the persons listed on Schedule I thereto.

“Securities Act” means the Securities Act of 1933, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

“Splitter Partnership” has the meaning set forth in the preamble.

“Tax” means any and all U.S. federal, state, county, local, non-U.S. or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Authority” means any Governmental Authority responsible for the collection, operation or administration of Taxes.

“Upstream Merger Sub” means HA Merger Sub III LLC, a Maryland limited liability company and a wholly owned subsidiary of the Parent.

“Voting Interests” means, with respect to any Person, ownership interests, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to vote has been suspended by the happening of such a contingency.

“Waiver Letter” means that certain ownership waiver letter, effective as of the Closing Date, executed by the Parent for the benefit of Fund III.

Section 1.02. Rules of Application. The definitions in Section 1.01 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof,” “hereunder,” and similar terms shall refer to this Agreement, unless the context otherwise requires.

ARTICLE II

THE CONTRIBUTION

Section 2.01. Effect of the Contribution. On the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act and the Delaware Revised Uniform Partnership Act, Fund III shall contribute, transfer, assign, convey and deliver to the Operating Partnership, and the Operating Partnership shall acquire and accept, the LLC Equity Interests.

Section 2.02. Closing Date. Unless this Agreement is sooner terminated or extended pursuant to its terms or unless otherwise agreed to in writing by the parties hereto, the closing of the transactions contemplated by this Agreement (the “Closing”) shall become effective upon the closing of the Parent’s initial public offering of the Common Stock (the “Closing Date”).

Section 2.03. Consideration. On the Closing Date, the Operating Partnership shall, in exchange for the transfer of the LLC Equity Interests to the Operating Partnership, issue [326,437] OP Units (the “Contribution Consideration”) to Fund III in accordance with the terms and conditions of this Agreement.

Section 2.04. Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time prior to the Closing, as follows:

(a) by mutual consent of all the parties;

(b) by the Parent, the Operating Partnership or Fund III, if the Closing has not occurred by December 31, 2013;

(c) by the Parent or the Operating Partnership if any of the conditions set forth in Section 3.01 have not been satisfied or waived by the Parent and the Operating Partnership; or

(d) by the Parent or the Operating Partnership pursuant to Article V.

If any party elects to terminate this Agreement pursuant to this Section, then such party shall provide written notice to the other parties of such election and the reason for terminating this Agreement and the termination of this Agreement shall be effective upon the non-issuing parties’ receipt of the termination notice.

Section 2.05. Tax Treatment. The parties intend and agree that, the Contribution, for U.S. federal income tax purposes, shall be treated as a contribution to a partnership pursuant to Section 721 of the Code and shall not maintain a position on their respective U.S. federal income tax returns or otherwise that is inconsistent therewith.

Section 2.06. Tax Withholding. Notwithstanding anything in this Agreement to the contrary, the Parent shall be entitled to deduct and withhold from the Contribution Consideration or any other payment made by it under this Agreement such amounts that it reasonably determines, after consultation with Fund III, that it is required to deduct and withhold under applicable law, and any amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

CONDITIONS AND COVENANTS

Section 3.01. Conditions to the Obligations of the Parent and the Operating Partnership. The obligation of the Parent and the Operating Partnership to consummate the Contribution shall be subject to the satisfaction or waiver by the Parent and the Operating Partnership of each of the conditions set forth below and the performance by Fund III of its obligations set forth below and elsewhere in this Agreement:

(a) Accuracy of Representations and Warranties. The representations and warranties of Fund III contained in Section 4.01 shall be true and correct as of the date of this Agreement and the Closing Date;

(b) Fund III Compliance. Fund III shall have fully complied with all of its obligations hereunder required to be performed on or prior to the Closing Date;

(c) Splitter Partnership Compliance. The Splitter Partnership shall have fully complied with all of its obligations hereunder required to be performed on or prior to the Closing Date;

(d) Initial Public Offering. Other than consummation of the transactions contemplated hereby, all conditions precedent to the closing of the initial public offering of the Common Stock shall have been satisfied or irrevocably and unconditionally waived; and

(e) Certification of Non-Foreign Status. Prior to the Closing, Fund III shall have provided to the Parent a certification in the form contained in Section 1.1445-2(b)(2)(iv) of the Treasury Regulations to the effect that Fund III is not a “foreign person.”

If any of the foregoing conditions have not been satisfied (or waived by the Parent and the Operating Partnership) as of the Closing Date, the Parent and the Operating Partnership shall have the right, in accordance with Section 2.04, to terminate this Agreement in full and, except as expressly set forth elsewhere in this Agreement, no party hereto shall thereafter have any obligation under any provision of this Agreement.

Section 3.02. Conditions to the Obligations of Fund III. The obligation of Fund III to consummate the Contribution shall be subject to the satisfaction or waiver by Fund III of each of the conditions set forth below and the performance by the Parent and the Operating Partnership of their obligations set forth below and elsewhere in this Agreement:

(a) Accuracy of Representations and Warranties. The representations and warranties of the Parent and the Operating Partnership contained in Sections 4.02 and 4.03, respectively, shall be true and correct as of the date of this Agreement and the Closing Date;

(b) Registration Rights Agreement. The Parent shall have entered into the Registration Rights Agreement;

(c) Initial Public Offering. Other than consummation of the transactions contemplated hereby, all conditions precedent to the closing of the initial public offering of the Common Stock shall have been satisfied or irrevocably and unconditionally waived other than those in the control of Fund III; and

(d) Waiver Letter. The Parent shall have executed the Waiver Letter.

Section 3.03. Covenants of Fund III.

(a) Facilitate the Contribution. From the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with the terms set forth in Section 2.04, Fund III shall not take or fail to take, or agree or commit to take or fail to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Contribution, the initial public offering of the Common Stock or the other transactions contemplated by this Agreement.

(b) Hannon LLC Agreement. Fund III shall not take or fail to take, or agree or commit to take or fail to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the approval and adoption by Upstream Merger Sub of an amended and restated limited liability company agreement of Hannon LLC substantially in the form set forth on Exhibit B of this Agreement to replace the Existing LLC Agreement.

(c) Investor Rights Agreement. Fund III shall not take or fail to take, or agree or commit to take or fail to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the termination of the Investor Rights Agreement or the Existing Registration Rights Agreement.

(d) Initial Public Offering. Fund III hereby irrevocably and unconditionally waives any consent, condition or other similar right to approve or delay the closing of the initial public offering of the Common Stock.

(e) Ownership and Transfer. From the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with the terms set forth in Section 2.04, Fund III shall not transfer (or permit to be transferred), sell, or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of the LLC Equity Interests. Fund III will not have any outstanding warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire any of the LLC Equity Interests.

(f) Liabilities. From the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with the terms set forth in Section 2.04, Fund III shall not pledge, hypothecate or encumber all or any portion of the LLC Equity Interests. As a result of the transactions contemplated by this Agreement, the Operating Partnership will not assume any liability of Fund III.

Section 3.04. Covenants of the Splitter Partnership.

(a) Hannon LLC Agreement. Upon the transfer of its ownership interest in the LLC Equity Interests to the Merging Entity, the Splitter Partnership hereby irrevocably and unconditionally (i) consents to the termination of the Existing LLC Agreement, (ii) waives all rights under the Existing LLC Agreement other than its right to have the OP Units to be received by Fund III in connection with the Contribution and (iii) consents to the approval and adoption by Upstream Merger Sub of an amended and restated limited liability company agreement of Hannon LLC substantially in the form set forth on Exhibit B of this Agreement to replace the Existing LLC Agreement.

(b) Investor Rights Agreement. Upon the transfer of its ownership interest in the LLC Equity Interests to the Merging Entity, the Splitter Partnership hereby irrevocably and unconditionally consents to the termination of the Investor Rights Agreement and waives all its rights under the Investor Rights Agreement and the Existing Registration Rights Agreement.

(c) Initial Public Offering. The Splitter Partnership hereby irrevocably and unconditionally waives any consent, condition or other similar right to approve or delay the closing of the initial public offering of the Common Stock.

(d) LLC Equity Interests. Between the date of this Agreement and the Closing Date, the Splitter Partnership shall transfer all of its ownership interest in the LLC Equity Interests to Fund III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of Fund III. Fund III hereby represents and warrants to the Parent and the Operating Partnership, as of the date of this Agreement and the Closing Date, as follows:

(a) Existence and Power. Fund III has been duly formed and validly exists as a limited liability company under the laws of the State of Delaware. Fund III has all power and authority to enter into this Agreement, and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, and to perform its obligations in connection with the transactions that are the subject of this Agreement.

(b) Authorization; No Contravention. The execution and delivery of this Agreement by Fund III and the performance of its obligations hereunder have been duly authorized by all requisite corporate action, and all necessary authorizations, consents, approvals, elections and waivers have been obtained as of the Closing Date. This Agreement constitutes the valid, legal and binding obligations of Fund III, enforceable against Fund III in accordance with its terms, subject to bankruptcy and similar laws affecting the remedies or resources of creditors generally and principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of, or give any Person the right to exercise any remedy under, any contractual obligation, under: (i) any agreement, order or decree to which Fund III is a party or such Person is bound or to which any of such Person’s assets are subject, (ii) the Organizational Documents of Fund III, or (iii) any law applicable to Fund III. Other than the requisite corporate action, and all necessary authorizations, consents, approvals, elections and waivers that have been obtained, no authorization, approvals or consents from, or registration, declaration or filings with, any lender, partner, member, shareholder, beneficiary, tenant, creditor, investor, Authority or other Person is required in order for Fund III to execute and deliver this Agreement and consummate the transactions contemplated herein.

(c) No Injunction. Fund III is not subject to any order, writ, judgment, decree, injunction or settlement that could reasonably prohibit the transactions contemplated hereby.

(d) No Consents. No consent, waiver, approval, authorization, order, license, permit or registration of, qualification, designation, declaration or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by Fund III in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby, except for those consents, waivers, approvals, authorizations, orders, licenses, permits, registrations, qualifications, designations, declarations or filings, the failure of which to obtain or to file would not, individually or in the aggregate, reasonably be expected to have a Fund III Material Adverse Effect.

(e) Ownership of the LLC Equity Interests. As of the Closing Date, the LLC Equity Interests held by Fund III have been, since Fund III’s date of formation, and, except for the Existing LLC Agreement, the Investor Rights Agreement, the Existing Registration Rights Agreement and the Splitter Partnership Agreement of Limited Partnership (collectively, the “Existing Agreements”), are owned free and clear of all Liens, charges, security interests, mortgages, pledges, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements, or other adverse claims or restrictions on title or transfer of any nature whatsoever.

(f) Accredited Investor. Fund III qualifies as an Accredited Investor and has affirmatively certified as such and indicated on Exhibit A attached hereto the basis for such certification and understands the risks of, and other considerations relating to, the OP Units. Fund III, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained to represent or advise Fund III:

(i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that Fund III is capable of evaluating the merits and risks of an investment in the Operating Partnership and of making an informed investment decision;

(ii) is capable of protecting Fund III’s own interest or has engaged representatives or advisors to assist it in protecting such interests;

(iii) is capable of bearing the economic risk of such investment; and

(iv) in making Fund III’s decision to enter into this Agreement has conducted its own due diligence, has been represented by competent counsel and financial advisors and has not relied on oral or written advice from the Parent, the Operating Partnership or their Affiliates, representatives, or agents or on representations or warranties of the Parent and the Operating Partnership other than those set forth in this Agreement.

(g) Investment For Own Account. The OP Units to be received in connection with the Contribution will be acquired for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein in violation of the securities laws.

(h) Access to Information. Fund III has been afforded:

(i) the opportunity to ask such questions as Fund III has deemed necessary of, and to receive answers from, representatives of the Parent concerning the terms and conditions of the issuance and/or delivery of the OP Units to be received in connection with the Contribution; and

(ii) access to information about the Parent and its financial condition and results of operations sufficient to evaluate Fund III’s investment in, or receipt of, the OP Units to be received in connection with the Contribution.

(i) Unregistered Securities. Fund III understands that:

(i) the OP Units to be received in connection with the Contribution have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws;

(ii) the Parent’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Fund III contained herein;

(iii) the OP Units to be received in connection with the Contribution cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available;

(iv) there may be no public market for the OP Units to be received in connection with the Contribution or the shares of common stock of the Parent for which such OP Units may be exchanged;

(v) because of the restrictions on transfer or assignment of the OP Units to be received in connection with the Contribution, the economic risk of such OP Units may need to be borne for an indefinite period of time; and

(vi) certificates (if any) representing the OP Units to be received in connection with the Contribution will bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

(j ) Tax Matters.

(i) There are no Liens for Taxes (other than statutory Liens for Taxes not yet due and payable) upon any of the LLC Equity Interests held by Fund III.

(ii) Fund III is a “United States person” (as defined in Section 7701(a)(30) of the Code).

Section 4.02. Representations and Warranties of the Parent. The Parent hereby represents and warrants to Fund III, as of the date of this Agreement and the Closing Date, as follows:

(a) Existence and Power. The Parent has been duly formed and validly exists as a corporation under the laws of the State of Maryland. The Parent has all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, and to perform its obligations in connection with the transactions that are the subject of this Agreement.

(b) Authorization; No Contravention. The execution and delivery of this Agreement by the Parent and the performance of its obligations hereunder have been duly authorized by all requisite corporate action, and all necessary authorizations, consents, approvals, elections and waivers have been obtained as of the Closing Date. This Agreement constitutes the valid, legal and binding obligations of the Parent, enforceable against the Parent in accordance with its terms, subject to bankruptcy and similar laws affecting the remedies or resources of creditors generally and principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of, or give any Person the right to exercise any remedy under, any contractual obligation, under: (i) any agreement, order or decree to which the Parent is a party or such Person is bound or to which any of such Person’s assets are subject, (ii) the Organizational Documents of the Parent, or (iii) any law applicable to the Parent. Other than as may be required for the consummation of the initial public offering of the Common Stock and the actions to be take in connection therewith, no authorization, approvals or consents from, or registration, declaration or filings with, any lender, partner, member, stockholder, beneficiary, tenant, creditor, investor, Authority or other Person is required in order for the Parent to execute and deliver this Agreement and consummate the transactions contemplated herein.

(c) No Consents. Other than as may be required for the consummation of the initial public offering of the Common Stock and the actions to be taken in connection therewith, no consent, waiver, approval, authorization, order, license, permit or registration of, qualification, designation, declaration or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by Parent in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby, except for those consents, waivers, approvals, authorizations, orders, licenses, permits, registrations, qualifications, designations, declarations or filings, the failure of which to obtain or to file would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.03. Representations and Warranties of the Operating Partnership. The Operating Partnership hereby represents and warrants to Fund III, as of the date of this Agreement and the Closing Date, as follows:

(a) Existence and Power. The Operating Partnership has been duly formed and validly exists as a limited partnership under the laws of the State of Delaware. The Operating Partnership has all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, and to perform its obligations in connection with the transactions that are the subject of this Agreement.

(b) Authorization; No Contravention. The execution and delivery of this Agreement by the Operating Partnership and the performance of its obligations hereunder have been duly authorized by all requisite action, and all necessary authorizations, consents, approvals, elections and waivers have been obtained as of the Closing Date. This Agreement constitutes the valid, legal and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to bankruptcy and similar laws affecting the remedies or resources of creditors generally and principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of, or give any Person the right to exercise any remedy under, any contractual obligation, under: (i) any agreement, order or decree to which the Operating Partnership is a party or such Person is bound or to which any of such Person’s assets are subject, (ii) the Organizational Documents of the Operating Partnership, or (iii) any law applicable to the Operating Partnership. No authorization, approvals or consents from, or registration, declaration or filings with, any lender, partner, member, stockholder, beneficiary, tenant, creditor, investor, Authority or other Person is required in order for the Operating Partnership to execute and deliver this Agreement and consummate the transactions contemplated herein.

(c) No Consents. No consent, waiver, approval, authorization, order, license, permit or registration of, qualification, designation, declaration or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby, except for those consents, waivers, approvals, authorizations, orders, licenses, permits, registrations, qualifications, designations, declarations or filings, the failure of which to obtain or to file would not, individually or in the aggregate, reasonably be expected to have a OP Material Adverse Effect.

(d) OP Units. The OP Units to be received in connection with the Contribution have been duly authorized for issuance and, upon such issuance, will be validly issued and fully paid.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01. Default by Fund III. If the Closing is not consummated because of a default by Fund III under this Agreement, then the Parent and the Operating Partnership may either (i) seek specific performance of this Agreement by requiring Fund III to assign the LLC Equity Interests to the Operating Partnership and in connection therewith Fund III shall reimburse the Parent and the Operating Partnership for the actual out-of-pocket expenses incurred by the Parent or the Operating Partnership in connection with seeking such specific performance, or (ii) terminate this Agreement in full and, except as expressly set forth elsewhere in this Agreement, no party hereto shall thereafter have any obligation under any provision of this Agreement.

ARTICLE VI

INDEMNIFICATION

Section 6.01. Indemnification. Subject to the limitations provided below, from and after the Closing Date, Fund III agrees to indemnify, defend and hold harmless each of the Indemnified Parties from and against all Losses that are incurred or suffered by any of them based upon, arising out of, in connection with or by reason of (i) the breach of any of the representations or warranties of Fund III under this Agreement or (ii) any breach by Fund III of its obligations under this Agreement; provided, however, that the maximum aggregate liability of the Indemnifying Party under this Section 7.01 shall not exceed $1,000,000. Fund III’s indemnification obligation pursuant to this Section 7.01 shall be secured by a pledge of the LLC Equity Interests in accordance with the terms and conditions of a pledge agreement to be entered into between the Parent and Fund III.

Section 6.02. Method of Asserting Claims. All claims for indemnification by any Indemnified Party under this Article VI shall be asserted and resolved as follows:

(a) If an Indemnified Party intends to seek indemnification under this Article VI, it shall promptly notify Fund III in writing of such claim. The failure to provide such notice will not affect any rights hereunder except to the extent Fund III is materially prejudiced thereby.

(b) If such claim involves a claim by a third-party against the Indemnified Party, Fund III shall, within ten days after receipt of such notice and upon notice to the Indemnified Party, assume, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of Fund III, the settlement or defense thereof (in which case any Loss associated therewith shall be the sole responsibility of Fund III), provided that the Indemnified Party may participate in such settlement or defense through counsel chosen by it. If the Indemnified Party determines in good faith that representation by Fund III’s counsel of (i) the Indemnifying Party and (ii) the Indemnified Party may present such counsel with a conflict of interest, then Fund III shall pay the reasonable fees and expenses of the Indemnified Party’s counsel. Notwithstanding the foregoing, (i) the Indemnified Party may, at the sole cost and expense of Fund III, at any time prior to the delivery of the notice referred to in the first sentence of this Section 6.02(b) by Fund III, file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests, (ii) the Indemnified Party may take over the control of the defense or settlement of a third-party claim at any time if it irrevocably waives its right to indemnity under this Article VI with respect to such claim and (iii) Fund III may not, without the consent of the Indemnified Party, settle or compromise any action or consent to the entry of any judgment. So long as Fund III is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without Fund III’s consent, such consent not to be unreasonably withheld. Notwithstanding the foregoing, if the compromise or settlement of a third-party claim could reasonably be expected to adversely affect the status of the Parent as a real estate investment trust within the meaning of Section 856 of the Code, then the Parent shall make such decision to compromise or settle the third-party claim without the need to obtain the other party’s consent. If Fund III is not entitled to assume the defense of the claim pursuant to the foregoing provisions or is entitled but does not contest such claim in good faith (including if Fund III does not notify the Indemnified Party of its assumption of the defense of such claim within the ten-day period set forth above), then the Indemnified Party may conduct and control, through counsel of its own choosing and at the expense of Fund III, the settlement or defense thereof, and Fund III shall cooperate with it in connection therewith. The failure of the Indemnified Party to participate in, conduct or control such defense shall not relieve Fund III of any obligation it may have hereunder. Any defense costs required to be paid by Fund III shall be paid as incurred, promptly against delivery of invoices therefor.

Section 6.03. Survival. This Article VI shall survive until six months following the Closing or the termination of the parties’ obligations to consummate the transactions contemplated by this Agreement. Except as provided otherwise in this Agreement, all representations and warranties contained in this Agreement shall survive the Closing for a period of one-year and shall not be deemed to be merged into or waived by the instruments of the Closing.

Section 6.04. Waiver of Claims. Deliverance of the OP Units provided in this Agreement shall serve to waive all claims against the Parent, the Operating Partnership and Hannon LLC.

Section 6.05. Character of Indemnity Payments. The parties agree that any indemnification payments made with respect to this Agreement shall be treated for all Tax purposes as an adjustment to the Contribution Consideration, unless otherwise required by law (including by a determination of a Tax Authority that, under applicable law, is not subject to further review or appeal). If an indemnification payment by law cannot be treated as an adjustment to the Contribution Consideration, the Indemnifying Party will pay an amount to the Indemnified Party that reflects the hypothetical Tax consequences of the receipt or accrual of such indemnification payment, using the maximum applicable statutory rate (or, in the case of an item that affects more than one Tax, rates) of Tax and reflecting, for example, the effect of deductions available for Taxes such as state and local income Taxes.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Marketing. Fund III shall not market the LLC Equity Interests for sale or entertain or discuss any offer to purchase or acquire the LLC Equity Interests with any Person other than the Parent, the Operating Partnership and their Affiliates unless this Agreement is terminated in accordance with the terms set forth in Section 2.04.

Section 7.02. Entire Agreement; No Amendment. This Agreement and the Registration Rights Agreement represents the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement or the Registration Rights Agreement. It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement and the Registration Rights Agreement which fully expresses the entire agreement of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings. This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by the party hereto against whom enforcement is sought.

Section 7.03. Certain Expenses. Except as otherwise agreed by the parties herein, each party hereto will pay all of its own expenses incurred in connection with this Agreement and the transactions contemplated hereby (whether or not the Closing shall take place), including, without limitation, all costs and expenses herein stated to be borne by such party and all of its respective accounting, legal, investigatory and appraisal fees.

Section 7.04. Transfer Taxes. All transfer, registration, stamp, documentary, sales, use and similar Taxes (including all applicable real estate transfer or gains Taxes and transfer Taxes), any penalties, interest and additions to Tax, and fees incurred in connection with the Contribution shall be the responsibility of and be timely paid 50% by Fund III, on one hand, and 50% by the Operating Partnership, on the other hand. Fund III and the Operating Partnership shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

Section 7.05. Power of Attorney.

(a) By executing this Agreement, Fund III hereby irrevocably appoints the Parent (or its designee) and any successor thereof from time to time (such Parent or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-in-Fact”) as the true and lawful attorney-in-fact and agent of Fund III, to act in the name, place and stead of Fund III to make, execute, acknowledge and deliver all assignments, contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including, without limitation, (i) the execution of any documents relating to the Contribution or the initial public offering of the Common Stock, and (ii) to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby) and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement as fully as could Fund III if personally present and acting (the “Power of Attorney”).

(b) The Power of Attorney and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of Fund III, and if any other such act or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact nevertheless shall be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. Fund III hereby authorizes the reliance of third parties on the Power of Attorney.

Section 7.06. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered with proof of delivery thereof (any notice or communication so delivered being deemed to have been received at the time delivered), or sent by United States certified mail, return receipt requested, postage prepaid (any notice or communication so sent being deemed to have been received two Business Days after mailing in the United States), with failure or refusal to accept delivery to constitute delivery for all purposes of this Agreement, addressed to the respective parties as follows:

If to Fund III or the Splitter Partnership, to the address listed on Fund III or the Splitter Partnership’s signature page to this Agreement.

If to the Parent or the Operating Partnership, to:

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

Attention: Office of the General Counsel

1906 Towne Centre Blvd

Suite 370

Annapolis, MD 21401

with a copy to:

Jay L. Bernstein

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Section 7.07. No Assignment. Except as provided in this Section below, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties.

Section 7.08. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 7.09. Multiple Counterparts. This Agreement may be executed in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart. To facilitate execution of this Agreement, the parties may execute and exchange by facsimile or electronic mail PDF copies of counterparts of the signature pages.

Section 7.10. Further Assurances. From and after the date of this Agreement and after the Closing, the parties hereto shall take such further actions and execute and deliver such further documents and instruments as may be reasonably requested by the other parties and are reasonably necessary to provide to the respective parties hereto the benefits intended to be afforded hereby, including, without limitation, all books and records relating to the LLC Equity Interests.

Section 7.11. Miscellaneous. Whenever herein the singular number is used, the same shall include the plural, and the plural shall include the singular where appropriate, and words of any gender shall include the other gender when appropriate. The headings of the Articles and the Sections contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement. The words “hereof” and “herein” refer to this entire Agreement and not merely the Section in which such words appear. If the last day for performance of any obligation hereunder is not a Business Day, then the deadline for such performance or the expiration of the applicable period or date shall be extended to the next Business Day. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. The Exhibits attached hereto are hereby incorporated herein and shall be deemed a part of this Agreement.

Section 7.12. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

Section 7.13. Attorneys’ Fees. If this Agreement or the transactions contemplated herein give rise to a lawsuit, arbitration or other legal proceeding between the parties hereto, the prevailing party shall be entitled to recover its costs and reasonable attorney fees in addition to any other judgment of the court or arbitrator(s).

Section 7.14. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto waive trial by jury in any action, proceeding or counterclaim brought by any party(ies) against any other party(ies) on any matter arising out of or in any way connected with this Agreement or the relationship of the parties created hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:
Name:
Title:

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P.

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

MISSIONPOINT HA PARALLEL FUND III, LLC

By:	MissionPoint Capital Partners LLC, its Manager

By:
Name: Jesse Fink
Title: Executive Committee Member

By:
Name: Mark Cirilli
Title: Executive Committee Member

Name in which OP Units are to be registered

State of organization:

EIN number:

Address:

Telephone number:

Email:

MISSIONPOINT HA PARALLEL FUND, L.P.

By:	MPCP I GP, LLC, its General Partner

By:	MissionPoint Capital Partners LLC, its Manager

By:
Name: Jesse Fink
Title: Executive Committee Member

By:
Name: Mark Cirilli
Title: Executive Committee Member

EXHIBIT A

[Purposefully Left Blank]

Exh. A-1

EXHIBIT B

[Purposefully Left Blank]

Exh. B-1